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Exhibit 99.1

NEWS
Release

FOR IMMEDIATE RELEASE March 30, 2004	Media Contact: Don Olsen (713) 235-6000	Finance Contact: Kimo Esplin Curt Dowd (801) 584-5700

HUNTSMAN FOURTH QUARTER EARNINGS SHOW
CONTINUED IMPROVEMENT

COMPANIES FILE REPORTS WITH SEC

GROUP EARNINGS RELEASE TO FOLLOW

        Salt Lake City, UT—Huntsman International Holdings LLC ("HIH"), Huntsman International LLC ("HI") and Huntsman LLC ("HLLC") announced today that they have filed their annual reports with the Securities and Exchange Commission ("SEC") which show a significant improvement in earnings (EBITDA) for the fourth quarter of 2003 compared to the same period in 2002.

        HI and HIH adjusted EBITDA increased to $141.7 million in the fourth quarter of 2003 compared to $124.7 million for the same period in 2002. HLLC (excluding HIH) adjusted EBITDA increased substantially to $58.2 million in the fourth quarter of 2003 as compared to $31.8 million for the same period in 2002.

        HMP Equity Holdings Corporation ("HMP"), the parent of each of the companies, announced that it will publish its 2003 annual report upon the completion of the Huntsman Advanced Materials LLC ("AdMat") 2003 annual report, which will be forthcoming when the accounting for AdMat's 2003 acquisition of Vantico Group S.A. is finalized.

        HMP and AdMat are not required to file periodic reports with the SEC. However, they anticipate that they will publish their annual reports within the next two weeks. HMP also expects to publish the annual earnings release for the consolidated Huntsman group of companies and to host a conference call with investors with respect to the earnings release at that time.

        The indentures governing the debt securities issued by HMP and AdMat allow the companies to file their 2003 annual reports on or prior to April 14, 2004. Additionally, AdMat has sought and received a waiver from lenders under its revolving credit facility with respect to the timing of the publication of its 2003 annual report.

        A summary of the earnings of HIH, HI and HLLC are as follows:

	HI		HIH		HLLC (excluding HIH)(1)		HLLC Pro Forma		HLLC Consolidated
	Year Ended December 31,
	2003	2002	2003	2002	2003	2002(2)	2003(3)	2002(2)(3)	2003(5)	2002(5)
Revenue	$5,245.5	$4,518.1	$5,245.5	$4,518.1	$3,233.6	$2,765.1	$8,207.7	$7,063.3	$6,567.8	$2,661.0

Net income (loss)	$(130.9)	$20.1	$(234.1)	$(68.5)	$(106.5)	$25.7	$(249.1)	$(17.5)	$(248.2)	$(32.7)
Cumulative effect of accounting change	—	—	—	—	—	(169.7)	—	(169.7)	—	(169.7)
Interest expense, net	251.5	245.4	354.7	334.0	150.3	195.6	505.0	529.6	391.8	192.7
Income tax expense (benefit)	21.6	(41.5)	21.6	(41.5)	16.1	8.6	37.7	(32.9)	40.1	8.5
Depreciation and amortization	277.9	256.2	277.9	256.2	130.0	159.5	410.0	417.8	318.8	152.7

EBITDA(4)	$420.1	$480.2	$420.1	$480.2	$189.9	$219.7	$703.6	$727.3	$502.5	$151.5
Loss on accounts receivable securitization program	32.4	5.5	32.4	5.5	—	—	32.4	5.5	20.5	—
Restructuring and reorganization	56.7	7.7	56.7	7.7	(1.7)	17.6	55.0	25.3	37.9	17.6

Adjusted EBITDA(4)	$509.2	$493.4	$509.2	$493.4	$188.2	$237.3	$791.0	$758.1	$560.9	$169.1

Foreign exchange gains (losses)—unallocated(6)	$95.3	$47.0	$95.3	$47.0	$6.9	$0.4	$102.2	$47.4	$(51.9)	$0.4

Minority interest in losses (income) included in EBITDA							$93.6	$27.5	$67.6	$(28.8)

	HI		HIH		HLLC (excluding HIH)(1)		HLLC Pro Forma		HLLC Consolidated
	Three Months Ended December 31,
	2003	2002	2003	2002	2003	2002	2003	2002(3)	2003(5)	2002(5)
Revenue	$1,364.7	$1,150.0	$1,364.7	$1,150.0	$802.1	$696.6	$2,113.8	$1,793.7	$2,114.0	$696.4

Net income (loss)	$(50.6)	$17.6	$(77.0)	$(31.1)	$(23.7)	$(45.0)	$(70.5)	$(64.2)	(70.4)	(4.4)
Interest expense, net	62.4	64.6	88.8	87.2	42.1	28.3	130.9	115.5	130.9	28.3
Income tax expense (benefit)	35.6	(36.4)	35.6	(10.3)	8.7	1.3	44.3	(9.0)	35.9	15.7
Depreciation and amortization	72.5	71.1	72.5	71.1	33.7	41.4	106.8	112.9	106.7	38.8
EBITDA(4)	$119.9	$116.9	$119.9	$116.9	$60.8	$26.0	$211.5	$155.2	$203.1	$78.4
Loss on accounts receivable securitization program	8.5	1.2	8.5	1.2	—	—	8.5	1.2	8.5	—
Restructuring and reorganization	13.3	6.6	13.3	6.6	(2.6)	5.8	10.7	12.4	37.0	5.8
Adjusted EBITDA(4)	$141.7	$124.7	$141.7	$124.7	$58.2	$31.8	$230.7	$168.8	$248.6	$84.2

Foreign exchange gains (losses)—unallocated(6)	$34.6	$18.0	$34.6	$18.0	$(0.1)	$0.8	$34.5	$18.8	$(34.5)	$0.8

Minority interest in losses (income) included in EBITDA							$30.7	$12.4	$25.5	$—

(1)
Notwithstanding that HIH is a consolidated subsidiary of Huntsman LLC for U.S. GAAP purposes, it is financed separately from Huntsman LLC, its debt is non-recourse to Huntsman LLC and it is not a guarantor of Huntsman LLC's debt. The indentures and other agreements governing Huntsman LLC's outstanding notes and the HLLC Credit Facilities contain financial covenants and other provisions that relate to Huntsman LLC's restricted group and exclude HIH. Accordingly, we have provided supplemental non-GAAP information with respect to Huntsman LLC and its subsidiaries, excluding HIH and its subsidiaries. We believe this supplemental non-GAAP information provides investors with material and meaningful information with respect to the financial results of the business and operations which provide the primary source of cash flow to meet Huntsman LLC's debt obligations and which are subject to the restrictive covenants in the agreements governing Huntsman LLC's debt.

(2)
Pro forma as if Huntsman LLC had acquired the remaining interest in Huntsman Chemical Company Australia, Pty as of January 1, 2002.

(3)
Pro forma as if HMP had acquired the remaining interest in HIH as of January 1, 2002.

(4)
EBITDA is defined as net income (loss) from continuing operations before interest, income tax and depreciation and amortization. We believe that EBITDA information enhances an investor's understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. In addition, we refer to EBITDA because certain covenants in our borrowing arrangements are tied to similar measures. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. We understand that while EBITDA is frequently used by security analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. We have also included adjustments to EBITDA and an item referred to as "Adjusted EBITDA" in this presentation which we believe are supplemental items helpful to readers of this financial information. Adjusted EBITDA data is an important metric used by management with respect to both the performance of our fundamental business activities as well as our ability to meet future debt service, capital expenditures and working capital needs. We have computed Adjusted EBITDA to eliminate the impact of restructuring and reorganization activities which we do not consider indicative of our ongoing operations and to eliminate the impact of losses on our accounts receivable securitization program which we consider a cost of obtaining financial liquidity resources. You are encouraged to evaluate each adjustment we have made in calculating Adjusted EBITDA and the reasons we consider them appropriate for supplemental analysis. Our management believes these types of measurement are useful for comparing general operating performance from period to period and making certain related management decisions. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA and Adjusted EBITDA as compared to net income, which reflects overall financial performance, including the effects of interest, taxes, depreciation and amortization.

(5)
Prior to May 1, 2003, Huntsman LLC accounted for its investment in HIH on the equity method due to the significant management participation rights formerly granted to ICI pursuant to the HIH limited liability company agreement. On May 9, 2003, HMP acquired the interests of ICI and other institutional investors in HIH. As a consequence of HMP's direct and indirect ownership of HIH and the resulting termination of ICI's management participation rights, Huntsman LLC is considered to have a controlling financial interest in HIH. Accordingly, as of May 1, 2003 HIH is treated as a consolidated subsidiary of Huntsman LLC and HIH is no longer accounted for on an equity basis. As a result, the GAAP financial information for Huntsman LLC for 2003 and 2002 is not comparable.

(6)
Included in EBITDA. Our unallocated foreign exchange gains and losses result primarily from movements in the foreign exchange rates used to translate the current portion of intercompany balances to the functional currency at the end of the period and from the translation of foreign currency-based receivable balances sold into our accounts receivable securitization program into U.S. dollars.

        Statements in this release that are not historical are forward-looking statements. These statements are based on management's current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed in the Huntsman companies' filings with the Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors. Accordingly, there can be no assurance that the company's expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

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HUNTSMAN FOURTH QUARTER EARNINGS SHOW CONTINUED IMPROVEMENT